CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We consent to the use of our report dated April 19, 1996 on the financial statements and financial highlights of the Cornercap Growth Fund. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders which is incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of Cornercap Growth Fund. We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                   /s/ Tait, Weller & Baker
                                     TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
November 25, 1996